                                                                    EXHIBIT 99.A








                        Consolidated Financial Statements

                               Convoy Corporation

                       Years ended March 31, 1999 and 1998
                       with Report of Independent Auditors

                               Convoy Corporation

                        Consolidated Financial Statements

                       Years ended March 31, 1999 and 1998

                                    CONTENTS

Report of Independent Auditors....................................1

Consolidated Financial Statements

Consolidated Balance Sheets.......................................2
Consolidated Statements of Operations.............................3
Consolidated Statements of Stockholders' Equity (Deficit).........4
Consolidated Statements of Cash Flows.............................5
Notes to Consolidated Financial Statements........................6

                         Report of Independent Auditors

The Board of Directors and Stockholders
Convoy Corporation

We have audited the accompanying consolidated balance sheets of Convoy Corporation as of March 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Convoy Corporation at March 31, 1999 and 1998, and the consolidated results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that Convoy Corporation will continue as a going concern. As further described in Note 1 to the consolidated financial statements, the Company has incurred operating losses since inception. This condition raises substantial doubt about its ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Walnut Creek, California
May 21, 1999

                               Convoy Corporation

                           Consolidated Balance Sheets
                        (In thousands except share data)

                                                                           MARCH 31,
                                                                        1999      1998
                                                                      -------    -------
ASSETS
Current assets:
   Cash and cash equivalents                                          $   240    $   230
   Accounts receivable, less allowances (1999-$479; 1998-$87)           2,399      1,648
   Prepaid expenses and other current assets                              239         14
                                                                      -------    -------
Total current assets                                                    2,878      1,892

Equipment and improvements, net                                           628        153
Other assets                                                               78         58
                                                                      -------    -------
Total assets                                                          $ 3,584    $ 2,103
                                                                      =======    =======

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT) Current liabilities:
   Line of credit                                                         650        125
   Accounts payable                                                   $ 1,171    $   189
   Accrued compensation and related liabilities                         1,457        536
   Deferred revenue                                                     1,545        590
   Borrowings under
   Advances from stockholders                                             156         --
   Current portion of capital lease obligations                            56         --
                                                                      -------    -------
Total current liabilities                                               5,035      1,440

Capital lease obligations, less current portion                            20         --
Deferred rent                                                              35         31
   Convertible promissory notes                                         1,537         --
Stockholders' equity (deficit):
   Convertible preferred stock, no par value:
     Authorized shares - 15,000,000
     Issued and outstanding shares - 9,334,945 in 1999 and 1998         4,069      4,069
   Common stock, no par value;
     Authorized shares - 20,000,000
     Issued and outstanding shares - 3,387,397 in 1999 and
     2,693,958 in 1998                                                    872         31
   Notes receivable from stockholders                                     (83)       (19)
   Deferred compensation                                                 (349)        --
   Accumulated deficit                                                 (7,552)    (3,449)
                                                                      -------    -------
Total stockholders' equity (deficit)                                   (3,043)       632
                                                                      -------    -------
Total liabilities and stockholders' equity                            $ 3,584    $ 2,103
                                                                      =======    =======

See accompanying notes.

                               Convoy Corporation

                      Consolidated Statements of Operations
                                 (In thousands)

                                  YEAR ENDED MARCH 31,
                                    1999        1998
                                  --------    --------
Revenues:
   License                        $  7,172    $  3,639
   Services                          3,061         574
                                  --------    --------
Total revenues                      10,233       4,213

Cost of revenues                     1,559         513
                                  --------    --------
                                     8,674       3,700

Operating expenses:
   Selling and marketing             7,775       2,419
   Research and development          1,813         880
   General and administrative        2,870       1,197
                                  --------    --------
Total operating expenses            12,458       4,496
                                  --------    --------
Loss from operations                (3,784)       (796)
Interest expense and other, net        319         (15)
                                  --------    --------
Net loss                          $ (4,103)   $   (781)
                                  ========    ========


See accompanying notes.

                               Convoy Corporation

            Consolidated Statements of Stockholders' Equity (Deficit)

                   For the years ended March 31, 1999 and 1998
                       (In thousands, except share data)

                                                     CONVERTIBLE PREFERRED STOCK
                                           -------------------------------------------------
                                                  SERIES A                   SERIES B                COMMON STOCK
                                             SHARES       AMOUNT       SHARES       AMOUNT       SHARES        AMOUNT
                                           ----------   ----------   ----------   ----------   ----------    ----------
Balances at March 31, 1997                  2,235,439   $      886    3,910,000   $    1,931    3,075,625    $       51
   Issuance of common stock in exchange
     for notes receivable                          --           --           --           --      285,000            12
   Retirement and cancellation of
     common stock and cancellation of
     related notes receivable                      --           --           --           --     (666,667)          (32)
   Forgiveness of notes receivable to
     stockholders                                  --           --           --           --           --            --
   Issuance of Series A convertible
     preferred stock, net of issuance       3,189,506        1,252           --           --           --            --
     costs
   Net loss                                        --           --           --           --           --            --
                                           ----------   ----------   ----------   ----------   ----------    ----------
Balances at March 31, 1998                  5,424,945        2,138    3,910,000        1,931    2,693,958            31
   Issuance of common stock in exchange
     for notes receivable                          --           --           --           --      655,000            76
   Retirement and cancellation of
     common stock and related notes
     receivable                                    --           --           --           --      (69,167)           (5)
   Common stock issued under stock
     option plan                                   --           --           --           --      107,606             4
   Forgiveness of notes receivable to
     stockholders                                  --           --           --           --           --            --
   Issuance of warrants in connection
     with convertible promissory notes             --           --           --           --           --           260
   Deferred compensation related to
     grant of stock options and                    --           --           --           --           --           506
     restricted stock
   Amortization of deferred compensation           --           --           --           --           --            --
   Net loss                                        --           --           --           --           --            --
                                           ----------   ----------   ----------   ----------   ----------    ----------
Balances at March 31, 1999                  5,424,945   $    2,138    3,910,000   $    1,931    3,387,397    $      872
                                           ==========   ==========   ==========   ==========   ==========    ==========
                                                 NOTES
                                              RECEIVABLE
                                                 FROM        DEFERRED     ACCUMULATED
                                             STOCKHOLDERS  COMPENSATION     DEFICIT       TOTAL
                                             ------------  ------------   -----------   ----------
Balances at March 31, 1997                    $      (46)   $       --    $   (2,668)   $      154
   Issuance of common stock in exchange
     for notes receivable                            (12)           --            --            --
   Retirement and cancellation of
     common stock and cancellation of
     related notes receivable                         32            --            --            --
   Forgiveness of notes receivable to
     stockholders                                      7            --            --             7
   Issuance of Series A convertible
     preferred stock, net of issuance                 --            --            --         1,252
     costs
   Net loss                                           --            --          (781)         (781)
                                              ----------    ----------    ----------    ----------
Balances at March 31, 1998                           (19)           --        (3,449)          632
   Issuance of common stock in exchange
     for notes receivable                            (76)           --            --            --
   Retirement and cancellation of
     common stock and related notes
     receivable                                        9            --            --             4
   Common stock issued under stock
     option plan                                      --            --            --             4
   Forgiveness of notes receivable to
     stockholders                                      3            --            --             3
   Issuance of warrants in connection
     with convertible promissory notes                --            --            --           260
   Deferred compensation related to
     grant of stock options and                       --          (506)           --            --
     restricted stock
   Amortization of deferred compensation              --           157            --           157
   Net loss                                           --        (4,103)       (4,103)
                                              ----------    ----------    ----------    ----------
Balances at March 31, 1999                    $      (83)   $     (349)   $   (7,552)   $   (3,043)
                                              ==========    ==========    ==========    ==========


See accompanying notes.

                               Convoy Corporation

                      Consolidated Statements of Cash Flows
                                 (In thousands)

                                                                             YEAR ENDED MARCH 31,
                                                                               1999        1998
                                                                              -------    -------
OPERATING ACTIVITIES
Net loss                                                                      $(4,103)   $  (781)
Adjustments to reconcile net loss to net cash used in operating activities:
   Depreciation and amortization                                                  182         51
   Allowance for doubtful accounts                                                392         87
   Amortization of deferred compensation                                          157         --
   Forgiveness of stockholder notes receivable                                      3          7
   Interest expense from issuance of warrants and convertible notes payable       267         --
   Changes in assets and liabilities:
     Accounts receivable                                                       (1,143)    (1,721)
     Other assets                                                                (210)       (67)
     Accounts payable                                                           1,052         50
     Accrued compensation and related liabilities                                 921        498
     Deferred revenue and other liabilities                                       959        586
                                                                              -------    -------
Net cash used in operating activities                                          (1,523)    (1,290)

INVESTING ACTIVITIES
Purchases of equipment and improvements                                          (525)       (95)
                                                                              -------    -------
Net cash used in investing activities                                            (525)       (95)

FINANCING ACTIVITIES
Net proceeds from issuance of preferred stock                                      --      1,252
Borrowings under line of credit                                                   525        125
Advances from stockholders                                                        156         --
Proceeds from issuance of common stock                                              4         --
Retirement and cancellation of note receivable from stockholders                    4         --
Proceeds from convertible promissory notes                                      1,425         --
Payments under capital lease obligations                                          (56)        --
                                                                              -------    -------
Net cash provided by financing activities                                       2,058      1,377
                                                                              -------    -------
Net increase (decrease) in cash and cash equivalents                               10         (8)
Cash and cash equivalents at beginning of year                                    230        238
                                                                              -------    -------
Cash and cash equivalents at end of year                                      $   240    $   230
                                                                              =======    =======

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the year for interest                                        $    41    $    --
                                                                              =======    =======
Common stock issued in exchange for notes receivable                          $    76    $    12
                                                                              =======    =======
Issuance of convertible promissory notes for accounts payable                 $    70    $    --
                                                                              =======    =======
Equipment acquired under capital leases                                       $   132    $    --
                                                                              =======    =======
Deferred compensation resulting from grant of stock options
   and restricted stock                                                       $   506    $    --
                                                                              =======    =======


See accompanying notes.

                               Convoy Corporation

                   Notes to Consolidated Financial Statements

                                 March 31, 1999


1. THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

THE COMPANY

Convoy Corporation, formerly Claremont Systems Group, (the "Company") was incorporated on April 7, 1994 in California for the purpose of developing software tools to manage business application implementations. The Company's software products and services automate the migration of data between legacy systems and PeopleSoft applications.

BASIS OF PRESENTATION

The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. In the course of its research and development and marketing activities, the Company has incurred substantial losses. The Company plans to finance its near term operations with a combination of additional capital financing and revenues from license fees and services. However, there can be no assurance that the Company will be able to obtain additional funding on acceptable terms, if at all, or to increase its revenues or attain profitable operations. If the Company is unable to obtain additional financing or achieve profitable operations, management has the intent and ability to delay or reduce expenditures so as not to require additional financial resources if such resources are not available. Should the Company be required to delay or reduce expenditures, it may not be able to fund its expansion, fund certain development projects or respond to competitive pressures.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported results of operations during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with insignificant interest rate risk and with maturities of three months or less when purchased to be cash equivalents. Cash equivalents are stated at cost, which approximates fair value.

                               Convoy Corporation

1. THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CONCENTRATIONS OF CREDIT RISK AND CREDIT EVALUATIONS

The Company conducts business primarily with companies in the United States. The Company generally does not conduct credit evaluations of these customers and does not require collateral, as the majority of its business is with large companies.

REVENUE RECOGNITION

The Company licenses software under noncancelable license agreements. License fee revenue is recognized when a noncancelable license agreement has been executed, the product has been shipped, the license fee is fixed or determinable, and collectibility is reasonably assured. Services revenue consists of consulting and maintenance revenue. Revenue from consulting services is recognized as the services are performed. Maintenance revenue is recognized ratably over the term of the related agreement, which is generally one year. Amounts collected or billed prior to satisfying the above recognition criteria are recorded as deferred revenue in the accompanying consolidated balance sheets.

The Company adopted Statement of Position 97-2, "Software Revenue Recognition," ("SOP 97-2") and Statement of Position 98-4, "Deferral of the Effective Date of a Provision of SOP 97-2, Software Revenue Recognition," ("SOP 98-4") as of April 1, 1998. SOP 97-2 and 98-4 provide guidance for recognizing revenue on software transactions and supersede Statement of Position 91-1, "Software Revenue Recognition" ("SOP 91-1"). The adoption of SOP 97-2 and SOP 98-4 did not have a material impact on the Company's financial results. However, full implementation guidelines for these standards have not been issued. Once available, the current revenue recognition accounting practices may need to change and such changes could affect the Company's future revenues and results of operations.

In December 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-9, "Modification of SOP 97-2, Software Revenue Recognition, with Respect to Certain Transactions" ("SOP 98-9"). SOP 98-9 amends SOP 98-4 to extend the deferral of the application of certain passages of SOP 97-2 provided by SOP 98-4 through fiscal years beginning on or before March 15, 1999. All other provisions of SOP 98-9 are effective for transactions entered into in fiscal years beginning after March 15, 1999. The Company does not expect that the implementation of SOP 98-9 will have a material impact on its future revenues or results of operations.

                               Convoy Corporation

1. THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

EQUIPMENT AND IMPROVEMENTS

Equipment and improvements are stated at cost. Depreciation and amortization are computed using the straight-line method over the shorter of the estimated useful life of the asset, which ranges from three to seven years, or the term of the underlying lease.

SOFTWARE DEVELOPMENT COSTS

Software development costs have been accounted for in accordance with Financial Accounting Standards Board Statement No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed" ("Statement No. 86"). Under Statement No. 86, capitalization of software development costs begins upon the establishment of technological feasibility, subject to net realizable value considerations. The Company begins capitalization upon completion of a working model. To date, such capitalizable costs have not been material. Accordingly, the Company has charged all such costs to research and development expense. Future capitalized costs, if any, will be amortized based on the greater of the expense as determined on a straight-line basis over the estimated life of the products or the ratio of current revenue to the total of current and anticipated future revenue.

STOCK BASED COMPENSATION

The Company accounts for employee stock options in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and has adopted the disclosure-only alternative described in Financial Accounting Standards Board Statement No. 123, "Accounting for Stock-Based Compensation" ("FAS 123").

INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 ("FAS 109"), "Accounting for Income Taxes," which requires the use of the liability method in accounting for income taxes. Under this method, deferred income tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using enacted tax rules and laws that are expected to be in effect when the differences are expected to reverse.

                               Convoy Corporation

1. THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

As of April 1, 1998, the Company adopted Financial Accounting Standards Board Statement No. 130, "Reporting Comprehensive Income" ("FAS 130") which establishes standards for reporting and displaying comprehensive income and its components in a full set of general-purpose financial statements. The adoption of FAS 130 had no impact on the Company's financial position, stockholders' equity, results of operations or cash flows.

2. EQUIPMENT AND IMPROVEMENTS

The components of equipment and improvements are as follows (in thousands):

                                                    MARCH 31,
                                                  1999     1998
                                                  -----    -----
Computer equipment and software                   $ 701    $ 183
Furniture, equipment and leasehold improvements     176       45
                                                  -----    -----
                                                    877      228
Less accumulated depreciation and amortization     (249)     (75)
                                                  -----    -----
                                                  $ 628    $ 153
                                                  =====    =====


3. CONVERTIBLE PROMISSORY NOTES

In March and April 1996, the Company issued convertible promissory notes to Series A convertible preferred stockholders for $200,000 and $100,000 in cash, respectively. The notes bore interest at 8% per annum and all principal and accrued interest was due on demand if not converted. In June 1997, the notes were converted into Series B convertible preferred stock and the accrued interest was forgiven in accordance with the terms of the related promissory notes.

In March and April 1996, in connection with the issuance of the convertible promissory notes, the Company granted to the Series A convertible preferred stockholders warrants to purchase up to 120,000 shares, as adjusted, of the Company's Series B convertible preferred stock at an exercise price of $0.50 per share. The warrants are exercisable through March 31, 2001. No warrants had been exercised as of March 31, 1999.

                               Convoy Corporation

3. CONVERTIBLE PROMISSORY NOTES (CONTINUED)

In September 1998, the Company entered into convertible promissory notes and warrant purchase agreements with stockholders for $500,000 in cash. The convertible promissory notes accrue interest at a rate of 9% per annum and principal and accrued interest is due in May 1999 if not converted upon qualified financing. In connection with the agreements, the Company also issued warrants, exercisable through September 8, 2003, to purchase an aggregate of 100,000 shares of the Company's common stock at $1.00 per share.

In February 1999, the Company entered into convertible promissory notes and warrant purchase agreements with stockholders for approximately $925,000 in cash and conversion of $70,000 of accounts payable. The convertible promissory notes accrue interest at a rate of 8% per annum. Principal and accrued interest is due in May 1999 and may be extended through July 31, 1999, if not converted upon qualified financing. In connection with the agreements, the Company also issued warrants, exercisable through February 8, 2004, to purchase an aggregate of 1,000,000 shares of the Company's common stock at $0.10 per share. The deemed fair value of the warrants totals approximately $260,000, which is being amortized to interest expense over the terms of the agreements.

4. BORROWINGS UNDER REVOLVING LINE OF CREDIT AGREEMENT

In March 1998, the Company entered into a $750,000 revolving line of credit with a bank which was increased $1,500,000 in September 1998. Under the renegotiated terms, available borrowings were limited and could not exceed the lesser of $1,500,000 or 80% of eligible accounts receivable. Line of credit advances bore interest at the lender's prime rate plus 0.25%, which was 8% at March 31, 1999. As of March 31, 1999, the Company had $650,000 outstanding under this line of credit, which were secured by substantially all of the Company's assets.

The credit agreement contained financial covenants including, but not limited to, financial covenants related to borrowings, capital expenditures and net worth. At March 31, 1999, the Company was in violation of two of the financial covenants. In April 1999, the Company repaid all outstanding principal and interest.

                               Convoy Corporation

5. COMMITMENTS

The Company leases its principal facilities and certain equipment under operating leases which expire at various dates through December 2002. The facility leases contain renewal options.

Capital lease obligations represent the present value of future rental payments under capital lease agreements for furniture and equipment. The original cost and accumulated depreciation on the furniture and equipment under capital leases is $132,000 and $31,000 at March 31, 1999.

Future minimum payments under capital and operating leases are as follows (in thousands):

                                                  CAPITAL  OPERATING
                                                  LEASES    LEASES
                                                  -------  ---------
Years ending March 31,
 2000                                               $ 62     $275
 2001                                                 21      190
 2002                                                 --      138
                                                    ----     ----
Total minimum lease payments                          83     $603
                                                    ----     ====
Less amounts representing interest                     7
Present value of minimum lease payments               76
Less current portion of capital lease obligations    (56)
                                                    ----
                                                    $ 20
                                                    ====


Rent expense for the years ended March 31, 1999 and 1998 was approximately $468,000 and $174,000, respectively.

                               Convoy Corporation

6. STOCKHOLDERS' EQUITY

CONVERTIBLE PREFERRED STOCK

Authorized and outstanding convertible preferred stock and its principal terms are as follows at March 31, 1999:

                          SHARES
                   ----------------------
                               ISSUED AND    LIQUIDATION
SERIES             AUTHORIZED OUTSTANDING    PREFERENCE
------             ---------- -----------  ---------------
    A              6,000,000   5,424,945   $0.40 per share
    B              5,000,000   3,910,000   $0.50 per share
    Undesignated   4,000,000          --                --

The holders of the Series A and Series B convertible preferred stock are entitled to receive noncumulative dividends equal to 8% of the original issue price, when and if declared by the Board of Directors. These dividends are in preference to any declaration or payment of any dividends on the outstanding common stock of the Company. As of March 31, 1999, no dividends had been declared.

Each share of the Series A and Series B convertible preferred stock is convertible at the holder's option into the number of shares as determined by the applicable conversion rate, currently set at one share of the Company's common stock for each outstanding share of convertible preferred stock. The Series A and Series B convertible preferred stock will be automatically converted into common stock based on the then applicable conversion rate in the event of an affirmative election of the holders of at least a majority of the outstanding shares of convertible preferred stock, voting as separate classes, or a public offering, with gross proceeds of at least $10,000,000 and a per share offering price not less than $3.00 (subject to appropriate adjustment for stock splits, stock dividends, combinations and recapitalizations). The holders of convertible preferred stock are entitled to the number of votes equal to the number of shares of common stock into which the convertible preferred stock is convertible.

In the event of any liquidation, the holders of the Series A and Series B convertible preferred stock have a liquidation preference over holders of common stock, which is an amount per share, plus any declared and unpaid dividends. The remaining assets will be distributed to the common and preferred stockholders on an as-if-converted-to-common-stock basis after the common stockholders receive $1.60 per share, subject to certain anti-dilution provisions.

                               Convoy Corporation

6. STOCKHOLDERS' EQUITY (CONTINUED)

COMMON STOCK

During the years ended March 31, 1997, 1998 and 1999, the Company issued 1,005,000, 285,000 and 655,000 shares of its common stock to certain officers under restricted stock agreements for promissory notes totaling $46,000, $11,000 and $76,000, respectively. The promissory notes have stated interest rates which range from 5.88% to 6.49% per annum, are collateralized by the common stock and convertible preferred stock held by the officers and with continued employment, are forgiven over a term of four years. The Company's right to repurchase the shares diminishes ratably over four years, subject to certain acceleration provisions. At March 31, 1999, 616,211 shares were subject to repurchase. During the years ended March 31, 1998 and 1999, the Company repurchased 666,667 and 69,167 shares of the aforementioned issued common stock, respectively.

STOCK OPTION PLAN

In January 1997, the Company adopted the 1997 Stock Option Plan (the "Plan"). Under the Plan, eligible employees, directors and consultants ("service providers") who own less than 10% of all voting classes of stock can receive options to purchase shares of the Company's common stock at an exercise price not less than 100% and 85% of the fair value on the date of grant for incentive stock options and nonqualified stock options, respectively. Service providers owning greater than 10% of all voting classes of stock can receive options to purchase shares of the Company's common stock at an exercise price not less than 110% of the fair market value for both incentive and nonqualified stock options. The options granted under the Plan expire no more than 10 years from the date of grant and must vest at a rate of at least 20% per year over 5 years from the date of grant.

                               Convoy Corporation

6. STOCKHOLDERS' EQUITY (CONTINUED)

STOCK OPTION PLANS (CONTINUED)

Under the Plan, the Company may also grant stock purchase rights to employees alone or in tandem with other awards granted under the Plan or outside of the Plan. Shares purchased pursuant to the grant of a stock purchase right will also be subject to a repurchase option by the Company in the event of an employee's termination.

The Company has reserved 1,500,000 shares of common stock for issuance under the Plan, of which 602,053 options are available for future grant at March 31, 1999.

A summary of option activity under the Company's Plan is as follows:

                                           WEIGHTED-
                                           AVERAGE
                                NUMBER OF  EXERCISE
                                 SHARES     PRICE
                                ---------  ---------
Outstanding at March 31, 1997    139,000     $0.04
   Granted                       130,290      0.04
   Canceled                      (49,998)     0.05
   Exercised                          --        --
                                --------     -----
Outstanding at March 31, 1998    219,292      0.04
   Granted                       718,550      0.26
   Canceled                     (105,520)     0.09
   Exercised                    (111,823)     0.04
                                --------     -----
Outstanding at March 31, 1999    720,499     $0.25
                                ========     =====

Exercise prices for stock options outstanding at March 31, 1999 range from $0.04 to $0.35 per share. At March 31, 1999, options to acquire 112,832 shares of common stock were vested. The weighted-average remaining life of outstanding options under the Plan at March 31, 1999 is 8.7 years.

                               Convoy Corporation

6. STOCKHOLDERS' EQUITY (CONTINUED)

STOCK OPTION PLANS (CONTINUED)

The following table summarizes information about options outstanding and exercisable at March 31, 1999:

                       OPTIONS OUTSTANDING             OPTIONS EXERCISABLE
               -------------------------------------  ---------------------
                              WEIGHTED-
                              AVERAGE      WEIGHTED-              WEIGHTED-
                             REMAINING      AVERAGE                AVERAGE
   EXERCISE    NUMBER OF    CONTRACTUAL     EXERCISE   NUMBER     EXERCISE
    PRICE       SHARES    LIFE (IN YEARS)    PRICE    OF SHARES     PRICE
-------------  ---------  ---------------  ---------  ---------   ---------
$0.04 - $0.10   261,997         8.1         $0.09      110,832      $0.04
$0.25 - $0.35   458,502         9.7          0.34        2,000      $0.35
                -------                                -------
                720,499         8.7                    112,832
                =======                                =======

DEFERRED COMPENSATION

The Company has recorded deferred compensation charges of $506,000 during the period ending March 31, 1999, for the difference between the exercise price and the deemed fair value for financial accounting purposes of certain common stock issued in connection with stock option and restricted stock purchase agreements. These amounts are being amortized by charges to operations, using the straight-line method, over the vesting periods of the individual stock options or as the Company's repurchase right lapses. Accumulated amortization was $157,000 at March 31, 1999.

                               Convoy Corporation

6. STOCKHOLDERS' EQUITY (CONTINUED)

PRO FORMA DISCLOSURES OF THE EFFECT OF STOCK-BASED COMPENSATION

The Company has elected to follow APB 25 and related interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under FAS 123 requires the use of option valuation models that were not developed for use in valuing employee stock options. Pro forma information regarding net income (loss) is required by FAS 123. This information is required to be determined as if the Company has accounted for its employee stock options under fair value method of FAS 123. Under this method, the estimated fair value of the options is amortized to expense over the options' vesting period. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions:

                             YEAR ENDED MARCH 31,
                               1999      1998
                              -------   -------
Expected dividend yield            0%        0%
Risk-free interest rate         6.00%     6.00%
Expected life of the option   5 YEARS   5 years

The Black-Scholes option valuation model was developed for use in estimating fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimates, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

The weighted-average fair value of options granted to employees during the years ended March 31, 1999 and 1998 were $0.07 and $0.01, respectively.

                               Convoy Corporation

6. STOCKHOLDERS' EQUITY (CONTINUED)

PRO FORMA DISCLOSURES OF THE EFFECT OF STOCK-BASED COMPENSATION

The effect of applying the FAS 123 fair value method to the Company's stock-based awards results in net loss that was not materially different from the net loss as reported.

7. NOTES RECEIVABLE FROM STOCKHOLDERS

The Company has outstanding notes receivable from certain officers who are also stockholders of the Company arising from the issuance of common stock. These notes bear interest at rates which range from 5.88% to 6.49% per annum and have terms of four years. These notes will be forgiven over the terms of the related notes and are collateralized by common stock and convertible preferred stock held by the Company's officers.

8. INCOME TAXES

There has been no provision or benefit recorded for federal or state income taxes for any period as the Company has incurred operating losses, and there can be no assurance that the Company will realize the benefit of the net operating loss carryforwards.

                               Convoy Corporation

8. INCOME TAXES (CONTINUED)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's current and non-current deferred tax assets and liabilities for federal and state income taxes are as follows (in thousands):

                                               MARCH 31,
                                           1999       1998
                                          -------    -------
Deferred tax assets:
   Net operating loss carryforwards       $ 2,032    $ 1,003
   Deferred revenue                           252         71
   Capitalized research and development       118         23
   Other                                      280        117
                                          -------    -------
Total deferred tax assets                   2,682      1,214

Valuation allowance                        (2,682)    (1,214)
                                          -------    -------
Total net deferred tax assets             $    --    $    --
                                          =======    =======

During the year ended March 31, 1999, the valuation allowance on the deferred tax assets increased by $1,468,000. As of March 31, 1999, the Company had net operating loss carryforwards for federal income tax purposes of approximately $5,400,000, which will expire in the years 2010 through 2019. Due to the "change in ownership" provisions of the Internal Revenue Code, the availability of the Company's net operating loss credit carryforwards could be subject to an annual limitation against taxable income in future periods which could substantially limit the eventual utilization of these carryforwards.

9. RETIREMENT PLAN

In February 1998, the Company adopted a savings plan under Section 401(k) of the Internal Revenue Code (the "401(k) Plan"). Under the 401(k) Plan, participating employees may defer a portion of their pretax earnings up to the Internal Revenue Service annual contribution limit. The Company's contributions to the 401(k) Plan are discretionary. The Company has not contributed any amounts to the 401(k) Plan to date.

                               Convoy Corporation

10. SUBSEQUENT EVENTS

SERIES C CONVERTIBLE PREFERRED STOCK

On April 8, 1999, the Company amended its articles of incorporation to designate its Series C class of convertible preferred stock and entered into a Series C Preferred Stock Purchase Agreement which allows investors to purchase up to 3,600,000 shares of Series C convertible preferred stock at $1.00 per share. Pursuant to this agreement, the Company sold approximately 1,792,000 shares of its designated Series C at $1.00 per share for net cash proceeds of approximately $1,725,000. In addition, the Company converted the outstanding convertible promissory notes into approximately 1,542,000 shares of the Company's Series C convertible preferred stock.

REVOLVING LINE OF CREDIT AGREEMENT

On April 19, 1999, the Company entered into a Loan and Security Agreement (the "Agreement") with a financial institution, which replaced its line of credit agreement. Available borrowings are limited to the lesser of $1,500,000 or 75% of prime accounts, as provided under the credit facility. Advances under the credit facility bear interest at 4% above the prime rate as defined by Comerica Bank-California and are subject to certain financial and non-financial covenants. The Agreement has an original term of twelve months, with interest due monthly and principal due and payable at the end of the original term.

ACQUISITION AGREEMENT

On May 12, 1999, the Company signed a Letter of Intent pursuant to which the Company will receive an amount common stock based on the average closing price for a period of time of the acquirerIs common stock for all of its net assets. The financial statements do not include any adjustments to the recorded amounts of assets and liabilities which may result from this transaction.

                               Convoy Corporation

YEAR 2000 (UNAUDITED)

The Year 2000 issue relates to the use by many existing computer programs of only two digits to identify a year in the date field. If not corrected, many computer applications could fail or create erroneous results by or at the Year 2000. The Company recognizes the need to ensure that the potential Year 2000 software failures will not adversely impact its operations. The Company believes that Year 2000 problems will not have a material adverse effect on its results of operations or financial position.

The Company is in the process of determining if the current versions of the Company's internally developed and purchased software are Year 2000 compliant. Additionally, the Company is in the process of completing a Year 2000 assessment of internal systems and applications. The Company is also in the process of determining if all of its hardware systems and production equipment are Year 2000 compliant. The Company expects some changes to its systems will be necessary to reach compliance and plans to complete the Year 2000 conversion of such systems. To date, Year 2000 costs have been minimal and the Company believes that future costs will be immaterial. However, there can be no assurances that the Company will not experience serious unanticipated negative consequences and/or material costs caused by undetected errors or defects in the technology used in its internal systems.

The Company has also initiated communication with third parties, including suppliers, on which it is dependent for essential software to determine how they are addressing Year 2000 issues and to evaluate any impact on the Company's operations. Although the Company intends to work with these third parties to resolve Year 2000 compliance issues, the lack of resolution of Year 2000 issues by these parties could have a material adverse effect on the Company's future business operations, financial condition and results of operations. At this time, the Company cannot quantify the potential impact of third-party Year 2000 issues, nor has it developed contingency plans for the possibility that one or more of such third parties may experience a significant disruption due to Year 2000 issues.

The Company does not have any contingency plans related to the Year 2000 problem.